      As filed with the Securities and Exchange Commission on June 6, 2000
                                                      REGISTRATION NO. _________
================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                          -----------------------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                          -----------------------------

                               BMC INDUSTRIES, INC.
              (Exact name of registrant as specified in its charter)


             MINNESOTA                                 41-0169210
    (State or other jurisdiction of      (I.R.S. Employer Identification Number)
     incorporation or organization)
                          -----------------------------


  ONE MERIDIAN CROSSINGS, SUITE 850
         MINNEAPOLIS, MINNESOTA                            55423
(Address of Principal Executive Offices)                (Zip Code)

                          -----------------------------

                 RESTATED AND AMENDED 1994 STOCK INCENTIVE PLAN
                            (Full title of the plan)

                          -----------------------------

                                  Jon A. Dobson
                       Vice President of Human Resources,
                          General Counsel and Secretary
                              BMC Industries, Inc.
                        One Meridian Crossings, Suite 850
                              Minneapolis, MN 55423
                     (Name and address of agent for service)

                          -----------------------------

                                 (952) 851-6000
          (Telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

====================================================================================================================
                                                 Proposed Maximum       Proposed Maximum
Title of Securities to      Amount to be             Offering          Aggregate Offering          Amount of
     be Registered           Registered         Price Per Share (1)         Price (1)          Registration Fee
====================================================================================================================
Common Stock,
no par value
per share .......            2,000,000                $ 3.8125            $ 7,625,000.00          $ 2,013.00
====================================================================================================================

(1) Estimated solely for the purpose of calculating the amount of the registration fee and calculated on the basis of the high and low prices of the Registrant's Common Stock on the New York Stock Exchange on June 2, 2000.

================================================================================

                                     PART II

                              INFORMATION REQUIRED
                          IN THE REGISTRATION STATEMENT

Item 3.   INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents filed with the Securities and Exchange commission (the "Commission") are incorporated by reference in this Registration Statement: (1) the Company's Annual Report on Form 10-K for the year ended December 31, 1999 (File No. 1-8467); (2) the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2000 (File No. 1-8467);
(3) all other reports filed by the Company pursuant to Sections 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act'), since December 31, 1999; and (4) the description of the Company's Common Stock contained in its Registration Statement on Form 8-A, including any amendments or reports filed for the purpose of updating such description.

         All reports and other documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all shares of Common Stock offered pursuant to this Registration Statement have been sold or that deregisters all shares of Common Stock then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

         Any statement contained in a document incorporated, or deemed to be incorporated, by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or incorporated herein by reference or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

Item 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

Item 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Minnesota Statutes Section 302A.521 provides that a Minnesota business corporation shall indemnify any director, officer, or employee of the corporation made or threatened to be made a party to a proceeding, by reason of the former or present official capacity (as defined) of the person, against judgments, penalties, fines, settlements and reasonable expenses incurred by the person in connection with the proceeding if certain statutory standards are met. "Proceeding" means a threatened, pending or completed civil, criminal, administrative, arbitration or investigative proceeding, including one by or in the right of the corporation. Section 302A.521 contains detailed terms regarding such right of indemnification and reference is made thereto for a complete statement of such indemnification rights.

         Article X of the Company's Second Restated Articles of Incorporation provides that directors, officers, employees and agents, past or present, of the Company, and persons serving as such of another corporation or entity at the request of the Company, shall be indemnified by the Company to the fullest extent permitted by applicable state law.

         The Company maintains directors' and officers' liability insurance, including a reimbursement policy in favor of the Company.

Item 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

Item 8.  EXHIBITS.

4.1 Second Restated Articles of Incorporation of the Company, as amended (incorporated by reference to Exhibit 3.1 to the Company's Annual Report on Form 10-K for the year ended December 31, 1994 (File No. 1-8467)).

4.2 Amendment to the Second Restated Articles of Incorporation of the Company (incorporated by reference to Exhibit 3.2 to the Company's Annual Report on Form 10-K for the year ended December 31, 1994 (File No. 1-8467)).

4.3 Amendment to the Second Restated Articles of Incorporation (incorporated by reference to Exhibit 3.1 to the Company's quarterly report on Form 10-Q for the quarter ended September 30, 1995 (File No. 1-8467)).

4.4 Amendment to the Second Restated Articles of Incorporation (incorporated by reference to Exhibit 3.4 to the Company's Annual Report on Form 10-K for the year ended December 31, 1998 (File No. 1-8467)).

4.5 Articles of Correction to the Second Restated Articles of Incorporation (incorporated by reference to Exhibit 3.5 to the Company's Annual Report on Form 10-K for the year ended December 31, 1999 (File No. 1-8467)).

4.6 Restated Bylaws of the Company, as amended (incorporated by reference to Exhibit 3.4 to the Company's Annual Report on Form 10-K for the year ended December 31, 1994 (File No. 1-8467)).

4.7 Amendment to the Restated Bylaws of the Company (incorporated by reference to Exhibit 3.5 to the Company's Annual Report on Form 10-K for the year ended December 31, 1997 (File No. 1-8467)).

4.8 Amendment to the Restated Bylaws of the Company (incorporated by reference to Exhibit 3.7 to the Company's Annual Report on Form 10-K for the year ended December 31, 1998 (File No. 1-8467)).

4.9 Specimen Form of the Company's Common Stock Certificate (incorporated by reference to Exhibit 4.3 to the Company's Registration Statement on Form S-2 (File no. 2-83809)).

4.10 Form of Share Rights Agreement, dated as of June 30, 1998, between the Company and Norwest Bank, National Association, as Rights Agent (incorporated by reference to Exhibit 1 to the Company's Registration Statement on Form 8-A, dated July 14, 1998)).

5.1      Opinion and Consent of Legal Counsel.

23.1     Consent of Legal Counsel (included in Exhibit 5.1).

23.2     Consent of Independent Auditors.

24.1     Power of Attorney (included on page 6 of this Registration Statement).

99.1 Restated and Amended 1994 Stock Incentive Plan (incorporated by reference to Exhibit 10.1 to the Company's Quarterly Report on form 10-Q for the quarter ended March 31, 2000 (File No. 1-8467)).

Item 9.    UNDERTAKINGS.

(a)      The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

         PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
         Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, except as to certain insurance policies, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota, on June 6, 2000.

                                     BMC INDUSTRIES, INC.

                                     By: /s/ Jon A. Dobson
                                         -----------------------------------
                                          Jon A. Dobson
                                          Vice President of Human Resources,
                                          General Counsel and Secretary

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints Paul B. Burke and Kathleen P. Pepski, and each of them, his true and lawful attorney-in-fact and agent with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue thereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons and in the capacities indicated on June 6, 2000.



/s/ Paul B. Burke                              /s/ K. P. Pepski
------------------------------------           ---------------------------------
Paul B. Burke                                  Kathleen P. Pepski
Chairman of the Board and Chief Executive      Senior Vice President and Chief Financial
Officer and Director (Principal Executive       Officer  (Principal Financial Officer)
Officer)


/s/ Kevin E. Roe                               /s/ John W. Castro
------------------------------------           --------------------------------
Kevin E. Roe                                   John W. Castro
Acting Corporate Controller                    Director
(Principal Accounting Officer)


/s/ Joe E. Davis                               /s/ H. Ted. Davis
------------------------------------           --------------------------------
Joe E. Davis                                   H. Ted. Davis
Director                                       Director


/s/ Harry A. Hammerly                          /s/ James Ramich
------------------------------------           --------------------------------
Harry A. Hammerly                              James M. Ramich
Director                                       Director

                                  EXHIBIT INDEX


Item
Number               Item                                 Method of Filing
------               ----                                 ----------------
4.1     Second Restated Articles of Incorporation     Incorporated by reference to Exhibit 3.1 to
        of the Company, as amended                    the Company's Annual Report on Form 10-K for
                                                      the year ended December 31, 1994 (File No. 1-8467).


4.2     Amendment to the Second Restated Articles     Incorporated by reference to Exhibit 3.2 to
        of Incorporation of the Company               the Company's Annual Report on Form 10-K for
                                                      the year ended December 31, 1994 (File No. 1-8467).


4.3     Amendment to the Second Restated Articles     Incorporated by reference to Exhibit 3.1 to
        of Incorporation                              the Company's quarterly report on Form 10-Q for
                                                      the quarter ended September 30, 1995 (File No. 1-8467).


4.4     Amendment to the Second Restated Articles     Incorporated by reference to Exhibit 3.4 to
        of Incorporation                              the Company's Annual Report on Form 10-K for the
                                                      year ended December 31, 1998 (File No. 1-8467).


4.5     Articles of Correction to the Second          Incorporated by reference to Exhibit 3.5 to
        Restated Articles of Incorporation            the Company's Annual Report on Form 10-K for
                                                      the year ended December 31, 1999 (File No. 1-8467).


4.6     Restated Bylaws of the Company, as            Incorporated by reference to Exhibit 3.4 to
        amended                                       the Company's Annual Report on Form 10-K for the
                                                      year ended December 31, 1994 (File No. 1-8467).


4.7     Amendment to the Restated Bylaws of           Incorporated by reference to Exhibit 3.5 to
        the Company                                   the Company's Annual Report on Form 10-K for
                                                      the year ended December 31, 1997 (File No. 1-8467).

                                                 7



4.8     Amendment to the Restated Bylaws of           Incorporated by reference to Exhibit 3.7 to
        the Company                                   the Company's Annual Report on Form 10-K for the
                                                      year ended December 31, 1998 (File No. 1-8467).


4.9     Specimen Form of the Company's Common         Incorporated by reference to Exhibit 4.3 to
        Stock Certificate                             the Company's registration Statement on Form S-2
                                                      (File no. 2-83809).


4.10    Form of Share Rights Agreement, dated as      Incorporated by reference to Exhibit 1 to
        of June 30, 1998, between the Company         the Company's Registration Statement on Form 8-A,
        and Norwest Bank, National Association,       dated July 14, 1998).
        as Rights Agent


5.1     Opinion and Consent of Legal Counsel


23.1    Consent of Legal Counsel                      Included in Exhibit 5.1


23.2    Consent of Independent Auditors               Filed electronically herewith.


24.1    Power of Attorney                             Included on page 6 of this Registration Statement.


99.1    Restated and Amended 1994 Stock               Incorporated by reference to Exhibit 10.1 to
        Incentive Plan                                the Company's Quarterly Report on form 10-Q for
                                                      the quarter ended March 31, 2000 (File No. 1-8467).

                                                 8